Exhibit 10.4

Execution Version

AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 7, 2016 (this “Agreement”), by and among Albany Molecular Research, Inc., a Delaware corporation (the “Borrower”), each other Loan Party party hereto, Barclays Bank PLC, as administrative agent and collateral agent (in such capacities, the “Administrative Agent”), the Lenders party hereto (as defined below), each Lender party hereto executing this Agreement as a Consenting Lender (in such capacity, a “Consenting Lender”) and each Lender party hereto executing this Agreement as an Incremental Term Loan Lender (in such capacity, an “Incremental Term Loan Lender”) or as an Incremental Revolving Lender (in such capacity, an “Incremental Revolving Lender” and, together with the Incremental Term Loan Lenders, the “Incremental Lenders”).

RECITALS:

WHEREAS, reference is hereby made to the Second Amended and Restated Credit Agreement, dated as of August 19, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”; capitalized terms used but not defined herein having the meanings set forth in the Amended and Restated Credit Agreement (as defined below)), by and among the Borrower, the Administrative Agent and the Lenders party thereto;

WHEREAS, the Borrower has requested (x) that the Incremental Term Loan Lenders make incremental senior secured first lien term loans in an aggregate principal amount of $230.0 million (the “2016 Incremental Term Loans”) pursuant to Section 2.15 of the Existing Credit Agreement, (y) that the Incremental Revolving Lenders provide incremental revolving commitments in an aggregate principal amount of up to $5.0 million (the “2016 Incremental Revolving Commitments” and, together with the Incremental Term Loans, the “2016 Incremental Facilities”) pursuant to Section 2.15 of the Existing Credit Agreement and (z) to make certain other amendments to the Existing Credit Agreement be effectuated as provided for herein;

WHEREAS, the Borrower intends to use the proceeds of the 2016 Incremental Facilities (x) to fund the acquisition (the “Acquisition”) of all of the equity interests of Prime European Therapeuticals S.p.A. – Euticals, a company organized and existing under the laws of Italy, and its current subsidiaries (collectively, the “Acquired Business”) pursuant to that certain Share Purchase Agreement by and between the Borrower, through Evergreen S.r.l., its designated subsidiary, as buyer and Lauro Cinquantasette S.p.A., as seller, dated as of May 5, 2016 (the “Acquisition Agreement”), (y) to pay fees, costs, accrued and unpaid interest, premiums and expenses in connection with this Agreement and the Acquisition (the “Transactions”) and (z) to the extent any proceeds remain after such application, for general corporate purposes permitted by the Amended and Restated Credit Agreement, which shall include to finance the working capital needs, permitted acquisitions, investments, capital expenditures and other corporate purposes of the Borrower and its subsidiaries permitted by the Amended and Restated Credit Agreement;

WHEREAS, Section 2.15 of the Existing Credit Agreement permits the Borrower, each Incremental Lender providing the applicable 2016 Incremental Commitments (as defined below) and the Administrative Agent to enter into an Increase Joinder to effectuate amendments to the Existing Credit Agreement with respect to the 2016 Incremental Facilities, and Section 10.01 of the Existing Credit Agreement permits certain other amendments to the Existing Credit Agreement and other Loan Documents to be effectuated in accordance with the provisions thereof with the written consent of the Required Lenders, the Administrative Agent and the Loan Parties party thereto; and

WHEREAS, each of the Incremental Lenders has indicated its willingness to provide the applicable 2016 Incremental Commitments and upon request by the Borrower make the Loans under the applicable 2016 Incremental Facilities on the terms and subject to the conditions of this Agreement in the amounts set forth opposite such Incremental Lender’s name in Schedule I hereto and the Lenders party hereto have indicated their willingness to consent to the amendments to the Existing Credit Agreement on the terms and subject to the conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:

Section 1.          Incremental Amendment. This Agreement is an “Increase Joinder” referred to in Section 2.15(c) of the Existing Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 3 below, each Incremental Lender agrees, effective as of the Amendment No. 1 Effective Date (as defined below), to extend the commitments set forth in Schedule I hereto (the “2016 Incremental Commitments”). From and after the Amendment No. 1 Effective Date, (a) each Incremental Lender shall be a “Term Lender” or a “Revolving Lender”, as applicable, for all purposes under the Amended and Restated Credit Agreement and the other Loan Documents, (b) the 2016 Incremental Commitment of each Incremental Lender shall be a “Term Commitment” or “Revolving Commitment”, as applicable, for all purposes under the Amended and Restated Credit Agreement and the other Loan Documents and Schedule 2.01 of the Existing Credit Agreement shall (i) be amended by adding thereto the 2016 Incremental Commitments of the Incremental Lenders as set forth in Schedule I hereto and (ii) be amended and restated with respect to Revolving Commitments as set forth on Schedule II hereto, which shall reflect Barclays Bank PLC (in such capacity, the Assignor”) hereby selling and assigning to JPMorgan Chase Bank, N.A. (in such capacity, the “Assignee”), and the Assignee hereby irrevocably purchasing and assuming from the Assignor, subject to and in accordance with the Standard Terms and Conditions of the Assignment and Assumption and the terms and conditions of the Amended and Restated Credit Agreement, as of the Amendment No. 1 Effective Date, $14,000,000 of the Assignor’s existing Revolving Commitments (including participations in any Letters of Credit and Swing Line Loans included in such Revolving Commitments), in each case immediately after giving effect to (and substantially concurrently with) this Agreement and the extension of the 2016 Incremental Commitments, and (c) the 2016 Incremental Term Loans and 2016 Incremental Revolving Commitments of the Incremental Lenders shall be “Term Loans” and “Revolving Loans”, respectively (and have the same terms (including with respect to interest rates, Guarantees and Collateral and rights to payment and prepayment) as the existing Term Loans and existing Revolving Loans, respectively), for all purposes under the Amended and Restated Credit Agreement and the other Loan Documents; provided that the Borrower shall use the proceeds of the 2016 Incremental Facilities in accordance with Section 5 below. The Administrative Agent shall take any and all action as may be reasonably necessary to ensure that the 2016 Incremental Facilities are included in each Borrowing and repayment of existing Term Loans and existing Revolving Loans on a pro rata basis. In furtherance of the foregoing, on the Amendment No. 1 Effective Date, there shall commence an initial Interest Period with respect to each of the 2016 Incremental Facilities borrowed on the Amendment No. 1 Effective Date, which Interest Period shall end on the last day of the Interest Period applicable to the existing Term Loans or existing Revolving Loans, as applicable, as in effect immediately prior to the Amendment No. 1 Effective Date (and the existing Term Loans and the 2016 Incremental Term Loans shall, from and after the Amendment No. 1 Effective Date, be deemed to be a single Eurodollar Loan with a single Interest Period).

Section 2.          Amendments to Existing Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 3 below, each of the parties hereto agrees that, effective as of the Amendment No. 1 Effective Date, the Existing Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto (the “Amended and Restated Credit Agreement”), which such Amendment and Restated Credit Agreement shall supersede the Existing Credit Agreement and which such Amended and Restated Credit Agreement shall be effected by the execution thereof (in clean execution long form, together with the schedules and exhibits thereto, which may be amended, restated, amended and restated or otherwise modified to reflect updates to such schedules and exhibits as of the Amendment No. 1 Effective Date and/or to conform to the other terms of the Amended and Restated Credit Agreement) by the parties thereto on the Amendment No. 1 Effective Date.

Section 3.          Conditions to Effectiveness. This Agreement shall become effective on the first date (the “Amendment No. 1 Effective Date”) on which each of the following conditions is satisfied or waived:

(a)          the Administrative Agent shall have received (i) counterparts to this Agreement duly executed and delivered by the Borrower, the Consenting Lenders (or, with the consent of the Consenting Lenders, the Administrative Agent) and the Incremental Lenders and (ii) counterparts to the other documents described in Sections 4.03(a)(iii) through (vi) of the Amended and Restated Credit Agreement;

(b)          the Administrative Agent shall have received (i) a copy of the Organization Documents, including all amendments thereto, of each Loan Party, certified by the Secretary of State or other applicable Governmental Authority of its respective jurisdiction of organization to the extent applicable; (ii) a certificate as to the good standing (or comparable status) of each Loan Party from such Secretary of State or other applicable Governmental Authority of its respective jurisdiction of organization, as of a recent date; (iii) a certificate of the Secretary or Assistant Secretary or other applicable Responsible Officer of each Loan Party, dated as of the Amendment No. 1 Effective Date, and certifying (A) that the Organization Documents of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing or comparable status from its jurisdiction of organization furnished pursuant to clause (ii) above and remains in full force and effect; (B) that attached thereto is a true and complete copy of the Organization Documents as in effect on the Amendment No. 1 Effective Date and at all times since the date of the resolutions described in clause (C) below or certifying that such Organization Documents have not been amended since such date; (C) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body or subcommittee thereof) of such Loan Party authorizing the execution, delivery and performance of the Loan Documents entered into on the Amendment No. 1 Effective Date to which it is to be a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect and are the only resolutions authorizing the execution, delivery and performance of this Agreement and the incurrence of the 2016 Incremental Facilities; and (D) as to the incumbency and specimen signature of each Responsible Officer executing any Loan Document; and (iv) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or other applicable Responsible Officer executing the certificate pursuant to clause (iii) above.

(c)           the Administrative Agent shall have received a certificate executed by a Responsible Officer of the Borrower on behalf of each Loan Party certifying as to the matters set forth in clauses (f), (g) (in the good faith belief of such Responsible Officer), (i), (k) and (l) below;

(d)          the Administrative Agent shall have received an appropriate Notice of Borrowing, duly executed and completed by the time specified in, and otherwise as permitted by, Section 2.02 of the Existing Credit Agreement;

(e)          the Administrative Agent shall have received an executed legal opinion of Goodwin Procter LLP, counsel to the Borrower and its Subsidiaries, dated as of the Amendment No. 1 Effective Date, in form and substance reasonably satisfactory to the Administrative Agent;

(f)          the Administrative Agent shall have received reasonably satisfactory evidence that substantially concurrently with (and in any event with respect to Indebtedness of the Acquired Business within three business days, or such longer period agreed to by the Lead Arrangers, following) the initial funding of the 2016 Incremental Facilities, all of the existing third party indebtedness for borrowed money of the Acquired Business shall be refinanced or repaid, other than (i) the intercompany loans to finance the Transactions and pay related fees and expenses, (ii) the Seller Notes, (iii) indebtedness of the Acquired Business permitted to remain outstanding under the Acquisition Agreement following the consummation of the Acquisition and (iv) certain other indebtedness that is permitted to remain outstanding after the Amendment No. 1 Effective Date pursuant to the Amended and Restated Credit Agreement;

(g)          the Acquisition shall be consummated pursuant to the Acquisition Agreement, substantially concurrently with (and in any event within three business days, or such longer period agreed to by the Lead Arrangers, following) the initial funding of the 2016 Incremental Facilities, the making of the Seller Equity Contribution and the making and issuance of the Seller Notes;

(h)          the Borrower shall have paid or caused to be paid (i) all reasonable and documented or invoiced out-of-pocket expenses of the Administrative Agent incurred in connection with this Agreement and the Amended and Restated Credit Agreement (including the reasonable fees, disbursements and other charges of Paul Hastings LLP) to the extent invoiced in reasonable detail at least three Business Days prior to the Amendment No. 1 Effective Date, (ii) a fully-earned, non-refundable consent fee equal to 0.25% of the outstanding principal amount of the existing Term Loans and existing Revolving Commitments held by each Consenting Lender executing this Agreement (determined immediately prior to giving effect to this Agreement) and (iii) any and all fees owed under the Fee Letter, dated as of May 5, 2016, by and among JPMorgan Chase Bank, N.A., Barclays Bank PLC and the Borrower;

(i)          each of the representations and warranties made by the Borrower in Section 4 below are true and correct;

(j)          the Administrative Agent shall have received a certificate from a Financial Officer of the Borrower, substantially in the form of Exhibit K to the Existing Credit Agreement, certifying that the Borrower and its Subsidiaries, on a consolidated basis after giving effect to this Agreement and the transactions contemplated hereby, are Solvent as of the Amendment No. 1 Effective Date;

(k)          the representations and warranties made by or on behalf of the Acquired Business in the Acquisition Agreement as are material to the interests of the Incremental Lenders (but only to the extent that the Borrower or any of its Affiliates have the right to terminate its or their obligations under the Acquisition Agreement or decline to consummate the Acquisition as a result of a breach of such representations and warranties in the Acquisition Agreement) and the representations and warranties set forth in Sections 5.01, 5.02(x), 5.02(y)(i), 5.04 (and in the case of Sections 5.01, 5.02(x), 5.02(y)(i) and 5.04, related to the entering into and performance of this Agreement), 5.13, 5.17, 5.18, 5.19, 5.20, 5.21 and 5.22 of the Amended and Restated Credit Agreement, shall be true and correct in all material respects (except that any representation and warranty that is qualified or subject to “Materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects) on and as of the Amendment No. 1 Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date;

(l)          since the date of the Acquisition Agreement, no Company Material Adverse Effect (as defined in the Acquisition Agreement) shall have occurred and no event shall have occurred that, individually or in the aggregate, with or without notice or the lapse of time, would reasonably be expected to result in such a Company Material Adverse Effect;

(m)         subject to the last paragraph of this Section 3, the Loan Parties shall have taken all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first-priority security interest in the Collateral (including, without limitation, delivery of stock certificates and stock powers, and recordation of intellectual property security agreements and filing of UCC financing statements);

(n)          the Administrative Agent shall have received, at least three Business Days prior to the Amendment No. 1 Effective Date, all documentation and other information about the Acquired Business as has been reasonably requested in writing at least 10 calendar days prior to the Amendment No. 1 Effective Date by the Administrative Agent about the buyer under the Acquisition Agreement, the Borrower and the Guarantors and required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act;

(o)          the Incremental Lenders shall have received (a) the audited consolidated balance sheet of each of the Borrower and its subsidiaries for the three fiscal years ended and for the Acquired Business for the three fiscal years ended, in the case of the Borrower and its subsidiaries, within the time periods specified by the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for annual reports on Form 10-K, and, in the case of the Acquired Business and its subsidiaries, at least 120 days prior to the Amendment No.1 Effective Date, and the related consolidated statements of operations and cash flows of such persons and (b) each unaudited consolidated balance sheet and the related consolidated statements of operations and cash flows of each of the Borrower and its subsidiaries and the Acquired Business ended after the last period described in clause (a) and, in the case of the Borrower and its subsidiaries, within the time periods specified by Exchange Act for quarterly reports on Form 10-Q, or, in the case of the Acquired Business and its subsidiaries, at least 45 days prior to the Amendment No.1 Effective Date; and

(p)          the Incremental Lenders shall have received the consolidated pro forma balance sheet of the Borrower and its subsidiaries as of the latest date covered by the financial statements described in clause (o) above, and the related consolidated pro forma statement of income of the Borrower and its subsidiaries as of and for the most recent four-quarter period described in clause (o) above, which have been prepared giving effect to the Transactions as if such transactions had occurred on such date or at the beginning of such period, as the case may be.

Notwithstanding the foregoing, to the extent any security interest in any Collateral of the Acquired Business is not or cannot be provided and/or perfected on or by the Amendment No. 1 Effective Date (other than the pledge and perfection of the security interest in the capital stock of the Borrower and its material wholly-owned domestic subsidiaries (subject to Section 6.15 of the Amended and Restated Credit Agreement) with respect to which a lien may be perfected by the delivery of a stock certificate and other assets pursuant to which a lien may be perfected solely by the filing of a financing statement (or equivalent) under the UCC), then the provision and/or perfection of a security interest in such Collateral shall not constitute a condition precedent to the effectiveness of this Agreement on the Amendment No. 1 Effective Date, but instead shall be required to be provided after the Amendment No. 1 Effective Date within 90 days of the Amendment No. 1 Effective Date but otherwise in accordance with Section 6.09 of the Amended and Restated Credit Agreement.

Section 4.          Confirmation of Representations and Warranties. (a) Each of the Loan Parties represents and warrants, on and as of the Amendment No. 1 Effective Date, that (i) it has power and authority to execute, deliver and perform its obligations under this Agreement, and all corporate or other action required to be taken by it for the due and proper authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken; (ii) this Agreement has been duly authorized, executed and delivered by it; and (iii) no action, consent or approval of, registration or filing with or any other action by or in respect of any Governmental Authority is or will be required in connection with the execution and delivery of this Agreement except for such consents, authorizations, filings and notices, the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)          The Borrower hereby represents, warrants and covenants that on and as of the Amendment No. 1 Effective Date, after giving pro forma effect to the this Agreement and the other transactions contemplated hereby (including the Acquisition), no Default or Event of Default under the Amended and Restated Credit Agreement has occurred or is continuing.

Section 5.          Use of Proceeds. (a) The Borrower agrees that the net cash proceeds of the 2016 Incremental Term Loans will be used to (i) fund the Acquisition, (ii) pay fees, costs, and expenses in connection with the Transactions and (iii) the excess, if any, for other purposes permitted by the Amended and Restated Credit Agreement.

(b)          The Borrower agrees that the net cash proceeds (if any) of loans made pursuant to the 2016 Incremental Revolving Commitments will be used in compliance with the Amended and Restated Credit Agreement.

Section 6.          Reaffirmation of the Loan Parties. Each Loan Party hereby consents to the amendment of the Existing Credit Agreement effected hereby and confirms and agrees that, notwithstanding the effectiveness of this Agreement, each Loan Document to which such Loan Party is a party is, and the obligations of such Loan Party contained in the Existing Credit Agreement, this Agreement or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this Agreement. For greater certainty and without limiting the foregoing, each Loan Party hereby confirms that the existing security interests granted by such Loan Party in favor of the Administrative Agent for the benefit of, among others, the Lenders pursuant to the Loan Documents in the Collateral described therein shall continue to secure the obligations of the Loan Parties under the Amended and Restated Credit Agreement and the other Loan Documents as and to the extent provided in the Loan Documents.

Section 7.          Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except in accordance with Section 10.01 of the Amended and Restated Credit Agreement.

Section 8.          Entire Agreement, Status as Loan Document, Etc. This Agreement, the Amended and Restated Credit Agreement, and the other Loan Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties hereto with respect to the subject matter hereof. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Existing Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. It is understood and agreed that on and after the Amendment No. 1 Effective Date, each reference in each Loan Document to the Credit Agreement, whether direct or indirect, shall hereafter be deemed to be a reference to the Amended and Restated Credit Agreement and that this Agreement shall constitute a “Loan Document”. This Agreement shall not constitute a novation of any amount owing under the Existing Credit Agreement and all amounts owing in respect of principal, interest, fees and other amounts pursuant to the Existing Credit Agreement and the other Loan Documents shall, to the extent not paid or exchanged on or prior to the Amendment Effective Date, shall continue to be owing under the Amended and Restated Credit Agreement or such other Loan Documents until paid in accordance therewith. Notwithstanding anything to the contrary contained in this Agreement or the Amended and Restated Agreement, if the conditions set forth in Sections 3(f) and (g) which by their terms may be satisfied after the initial funding of the 2016 Incremental Facilities are not all satisfied within three business days (or such longer period agreed to by the Lead Arrangers) after the initial funding of the 2016 Incremental Facilities, (i) Sections 1 and 2 of this Agreement, and each other provision of this Agreement purported to give effect to any of the amendments contained in such Section 1 or 2 (except to the extent provided in clause (ii) in this sentence), shall immediately and automatically (without any action from any Person) become void ab initio as if they had not been a part of this Agreement and (ii) on the fifth Business Day (or on a later date as determined by the Lead Arrangers) after the initial funding of the 2016 Incremental Facilities, the Borrower shall prepay all Loans and interest that would have been owing under the Amended and Restated Credit Agreement in respect of the 2016 Incremental Term Loans.

Section 9.          GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVERS; WAIVER OF JURY TRIAL. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. SECTION 10.13 OF THE AMENDED AND RESTATED CREDIT AGREEMENT IS HEREBY INCORPORATED BY REFERENCE INTO THIS AGREEMENT MUTATIS MUTANDIS AND SHALL APPLY HERETO.

Section 10.         Notices; Successors. All communications and notices hereunder shall be given as provided in the Amended and Restated Credit Agreement. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

Section 11.         Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 12.         Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by email, facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

Section 13.         FATCA Status. Solely for purposes of determining whether withholding Taxes are required to be imposed under FATCA, from and after the Amendment No. 1 Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loans as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i) to the extent consistent with applicable law.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.

ALBANY MOLECULAR RESEARCH, INC., as Borrower

By:	/s/ Felicia I. Ladin
Name: Felicia I. Ladin
Title: Chief Financial Officer

ALO ACQUISITION LLC, as a Guarantor

By:	/s/ Lori M. Henderson
Name: Lori M. Henderson
Title: Manager

AMRI BURLINGTON, INC., as a Guarantor

By:	/s/ Felicia I. Ladin
Name: Felicia I. Ladin
Title: Chief Financial Officer

AMRI RENSSELAER, INC., as a Guarantor

By:	/s/ Felicia I. Ladin
Name: Felicia I. Ladin
Title: Chief Financial Officer

CEDARBURG PHARMACEUTICALS, INC., as a Guarantor

By:	/s/ Felicia I. Ladin
Name: Felicia I. Ladin
Title: Chief Financial Officer

[Signature Page to Amendment No. 1 to Second Amended and Restated Credit Agreement]

OSO BIOPHARMACEUTICALS MANUFACTURING LLC, as a Guarantor

By:	ALO ACQUISITION, LLC, its sole member

By:	/s/ Lori M. Henderson
Name: Lori M. Henderson
Title: Manager

AMRI SSCI, LLC, as a Guarantor

By:	/s/ Lori M. Henderson
Name: Lori M. Henderson
Title: Manager

Whitehouse Analytical Laboratories, LLC, as a Guarantor

By:	/s/ Lori M. Henderson
Name: Lori M. Henderson
Title: Manager

[Signature Page to Amendment No. 1 to Second Amended and Restated Credit Agreement]

BARCLAYS BANK PLC, as the Administrative Agent

By:	/s/ Craig J. Malloy
Name: Craig J. Malloy
Title: Director

[Signature Page to Amendment No. 1 to Second Amended and Restated Credit Agreement]

BARCLAYS BANK PLC, as a Consenting Lender and Incremental Revolving Lender

By:	/s/ Craig J. Malloy
Name: Craig J. Malloy
Title: Director

[Signature Page to Amendment No. 1 to Second Amended and Restated Credit Agreement]

JPMORGAN CHASE BANK, N.A., as an Incremental Term Loan Lender and an Incremental Revolving Lender

By:	/s/ Joon Hur
Name: Joon Hur
Title: Vice President

[Signature Page to Amendment No. 1 to Second Amended and Restated Credit Agreement]

[Signature pages of Consenting Lenders on file with the Administrative Agent.]

[Signature Page to Amendment No. 1 to Second Amended and Restated Credit Agreement]

[Signature pages of Incremental Term Loan Lenders on file with the Administrative Agent.]

[Signature Page to Amendment No. 1 to Second Amended and Restated Credit Agreement]

Schedule I

2016 Incremental Term Loan Commitments

Incremental Term Loan Lender	2016 Incremental Term Loan Commitments
JPMorgan Chase Bank, N.A.	$230,000,000
Total:	$230,000,000

2016 Incremental Revolving Commitments

Incremental Revolving Lender	2016 Incremental Revolving Commitments
JPMorgan Chase Bank, N.A.	$3,500,000
Barclays Bank PLC	$1,500,000
Total:	$5,000,000

Schedule II

LENDERS AND COMMITMENTS

Revolving Commitment

Revolving Lender	Commitments	Revolving Commitment Percentage
JPMorgan Chase Bank, N.A.	$17,500,000	50%
Barclays Bank PLC	$17,500,000	50%
Total:	$35,000,000	100%

Exhibit A

Amendments to Existing Credit Agreement

[See attached.]